Exhibit 10.2

Execution Version

AMENDMENT

TO THE

AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

June 25, 2015

WHEREAS, the undersigned parties to this amendment (this “Amendment”) are parties to that certain Amended and Restated Shareholders Agreement, dated as of February 26, 2008 (as may be amended from time to time the “Agreement”), among (i) Lantheus Holdings, Inc. (f/k/a Lantheus MI Holdings, Inc.), a Delaware corporation (the “Company”), (ii) Avista Capital Partners, L.P., a Delaware limited partnership, Avista Capital Partners (Offshore), L.P., a Delaware limited partnership, and ACP Lantern Co-Invest, LLC, a Delaware limited liability company (each of the foregoing in this clause (ii), an “Avista Entity” and, collectively, the “Avista Entities”), and (iii) each person listed as a “Management Shareholder” on the signature pages thereto or that has subsequently become a party to the Agreement as a “Management Shareholder” (each a “Management Shareholder” and, collectively, the “Management Shareholders”);

WHEREAS, any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Agreement;

WHEREAS, pursuant to Section 7.04 of the Agreement, the Agreement may only be amended or otherwise modified with the written consent of (i) the Company, with approval of the Board, (ii) Management Shareholders whose Aggregate Ownership of Company Securities is at least 50% of the Aggregate Ownership of Company Securities held by all Management Shareholders but only if and to the extent such amendment adversely affects the express rights and obligations of the Management Shareholders under the Agreement, and (iii) the Avista Entities for so long as the Avista Entities and their Affiliates continue to hold at least 10% of the Shares outstanding.

WHEREAS, the Avista Entities desire that the Agreement be amended in the manner set forth below, and, as a result of the nature of the amendments to the Agreement contemplated by this Amendment, the consent of the Management Shareholders referred to in clause (ii) of the second “whereas” clause above is not required; and

WHEREAS, the board of directors of the Company (the “Board”) has approved this Amendment at a meeting of the Board on June 15, 2015, effective as of the Effective Time (as defined below).

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment to the Shareholders Agreement. Effective upon the effectiveness of the Company’s Registration Statement on Form S-1 pursuant to which an initial Public Offering of common stock of the Company will be effected (the “Effective Time”), the Company and the Avista Entities hereby consent to the following amendments to the Agreement:

(a) Section 2.01 of the Agreement shall be deleted in its entirety and replaced with the following, and upon such effectiveness, the Agreement shall be amended as follows:

“Section 2.01. Composition of the Board. (a) The Avista Entities shall be entitled to appoint two (2) directors to the Board of Directors of the Company (the “Board”); provided that, if the Avista Entities cease to beneficially own twenty-five percent (25%) or more of the outstanding Common Stock, then the Avista Entities shall only be entitled to appoint one (1) director to the Board; and provided further, that if the Avista Entities case to beneficially own ten percent (10%) or more of the outstanding Common Stock, then, the Avista Entities shall not be entitled to appoint any directors to the Board.

(b) The Company shall use all reasonable efforts to facilitate the appointment of the appointees pursuant to Section 2.01(a) to be elected as members of the Board, and to permit the Avista Entities to remove, replace or change their appointees from time to time and fill vacancies created by reason of death, removal or resignation of such appointees, including by calling a general meeting of shareholders of the Company for the purpose of voting on any appointment, removal, replacement or change.

(c) The Company shall reimburse the members of the Board for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board or any committee thereof, including, without limitation, travel, lodging and meal expenses.

(b) Article II of the Agreement shall be amended to delete Section 2.02 thereof and replace it in its entirety with the following:

“Section 2.02. Additional Provisions. (a) The Company agrees and acknowledges that the directors appointed by the Avista Entities may share confidential, non-public information about the Company with the Avista Entities.

(b) The Company covenants and agrees to deliver to each of the Avista Entities until such time as the Avista Entities cease to own at least five percent (5%) of the outstanding Common Shares, with reasonable promptness, such information and data, including, but not limited to, any information necessary to assist each of the Avista Entities in preserving its qualification as a “venture capital operating company” as defined in the regulations promulgated under the Employment Retirement Income

Security Act of 1974 by the United States Department of Labor, with respect of the Company and each of its subsidiaries from time to time may be reasonably requested by an Avista Entity.”

(c) Section 3.05(c) of the Agreement shall be replaced in its entirety with the following:

“(c) The restrictions on Transfers set forth in Section 3.05(a) shall terminate on the date that is one year after the date of the closing of the First Public Offering.”

(d) Section 7.04(b) of the Agreement shall be amended to insert “Article 2” prior to the word “Sections” appearing in the provision of such Section 7.04(b).

2. Full Force and Effect. Except as modified in the manner described in this Amendment, the Agreement shall remain in full force and effect.

3. Governing Law. All issues concerning the relative rights of the Company, the Avista Entities and the Employee Shareholders with respect to each other, and all other issues concerning the construction, validity and interpretation of this Amendment, and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state.

4. Counterparts. The Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

5. Defined Terms. Any terms used in this Amendment and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of June 25, 2015.

AVISTA CAPITAL PARTNERS, L.P.

By:	/s/ David Burgstahler
	Name:	David Burgstahler
	Title:	Authorized Representative

AVISTA CAPITAL PARTNERS (OFFSHORE), L.P.

By:	/s/ David Burgstahler
Name:	David Burgstahler
	Title:	Authorized Representative

ACP LANTERN CO-INVEST LLC
By:	Avista Capital Partners GP, LLC
Its:	Sole Member

By:	/s/ David Burgstahler
	Name:	David Burgstahler
	Title:	Authorized Representative

[Signature Page to A&R Shareholders Agreement Amendment]

LANTHEUS HOLDINGS, INC.

By:	/s/ Jeffrey A. Bailey
Name:	Jeffrey A. Bailey
Title:	President and Chief Executive Officer

[Signature Page to A&R Shareholders Agreement Amendment]